UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  January 7, 2008

MZT Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In a press release issued on January 7, 2008, which is attached hereto as Exhibit 99.1, MZT Holdings, Inc. (the “Company”) announced that the shares of its common stock were voluntary delisted from the American Stock Exchange, the principal exchange on which shares of its common stock are traded, effective prior to the opening of trading on January 7, 2008.  Further, the Company announced that it has not made arrangements to list shares of its common stock on any other securities exchange and that, consequently, the shares of its common stock are now available for trading on the Over-the-Counter Bulletin Board under the trading symbol “MZTH”.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on January 7, 2008 announcing the voluntary delisting of shares of the Company’s common stock on the American Stock Exchange

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MZT HOLDINGS, INC.

Date: January 7, 2008	By:	/s/ Patricia Randall Name: Patricia Randall
Title: Secretary